Exhibit 99.1

News Release

Superior Industries Reports First Quarter 2016 Financial Results

First Quarter 2016 Highlights:

•	Q1 EPS of $0.56, a 250.0% increase year-over-year

•	Q1 wheel shipments of 3.2 million, a 25.3% increase year-over-year

•	Q1 value-added sales of $102.3 million, a 24.4% increase year-over-year

•	Q1 adjusted EBITDA of $28.1 million, a 110.2% increase year-over-year

•	Q1 adjusted EBITDA as a percentage of value-added sales of 27.5%, a 1121 basis point improvement year-over-year

•	$16.6 million of capital returned to shareholders through dividends and stock repurchases during Q1

•	2016 outlook reaffirmed

•	Preliminary results of Superior’s 2016 Annual Meeting of Shareholders indicate all eight of Superior’s director nominees re-elected to the Company’s Board of Directors

SOUTHFIELD, MICHIGAN – April 27, 2016 – Superior Industries International, Inc. (NYSE:SUP), the largest manufacturer of aluminum wheels for passenger cars and light-duty vehicles in North America, today reported financial results for the first quarter ended March 27, 2016.

Don Stebbins, President and Chief Executive Officer, commented, “Our results in the first quarter are encouraging and a testament to the solid execution throughout the organization. The 25.3% increase in unit volume was driven by strong growth in our passenger car shipments on top of sustained increases in our light truck programs. In addition to higher unit volumes, our improved adjusted EBITDA was driven by improved cost performance, as we continued to benefit from the strategic changes to our manufacturing footprint, higher volumes in our new facility in Mexico, and greater efficiencies across our manufacturing platform. These accomplishments would not be possible without the tireless efforts of our employees, who are the core of Superior’s success. I would like to thank them for all their hard work and continued dedication.”

First Quarter Results

For the first quarter of 2016, the Company reported net income of $14.5 million, or $0.56 per diluted share, compared to net income of $4.3 million, or $0.16 per diluted share for the first quarter of 2015. The 233.7% increase in net income was largely driven by higher shipment volume as well as improved cost performance in the Company’s manufacturing facilities, primarily driven by the new facility in Mexico operating near full capacity in the first quarter of 2016, compared to the ramp-up during the prior year period.

Value-added sales were $102.3 million for the first quarter of 2016, a 24.4% increase compared to the first quarter of 2015 primarily due to higher unit shipments. Value-added sales are defined as net sales less pass-through charges primarily for the value of aluminum. Wheel unit shipments were 3.2 million in the first quarter of 2016, an increase of 25.3% compared to 2.5 million in the prior year period. Net sales for the first quarter of 2016 increased 7.1% to $186.1 million from $173.7 million in the first quarter of 2015, driven primarily by higher unit shipments partially offset by lower value for aluminum. See “Non-GAAP Financial Measures” below and the reconciliation of consolidated net sales to value-added sales in this press release.

Gross profit for the first quarter of 2016 increased 147.0% to $27.7 million, compared to $11.2 million in the prior year period. Gross profit margin expanded 1350 basis points year-over-year to 27.1% of value-added sales compared to 13.6% of value-added sales in the first quarter of 2015. The increase in gross profit primarily reflects higher unit shipments as well as improved cost performance in the Company’s manufacturing facilities, mainly driven by the new facility in Mexico operating near full capacity in the first quarter of 2016. Carrying costs related to the previously closed plant included in gross profit in the first quarter of 2016 were $0.6 million, compared to $1.9 million in the same period last year.

Selling, general and administrative expenses were $9.0 million, or 8.8% of value-added sales in the first quarter of 2016, compared to $7.6 million, or 9.2% of value-added sales in the prior year period. The increase includes higher professional service expenses, primarily related to corporate tax projects, the year-end audit and the timing of proxy contest related costs, as well as higher compensation and accounts receivable aging expenses. The comparison is also impacted by a $0.5 million gain on the sale of an idle warehouse facility in the first quarter of 2015.

For the first quarter of 2016, income from operations was $18.7 million, or 18.3% of value-added sales, an increase of $15.0 million compared to operating income of $3.7 million, or 4.5% of value-added sales in the prior year period.

The provision for income taxes for the first quarter of 2016 was $4.6 million, resulting in an effective tax rate of 24.0%. This compares to a net tax benefit in the first quarter of 2015 of $0.8 million and an effective tax rate of (21.3%), which reflects a reversal of tax reserves in conjunction with the expiration of a tax statute.

Adjusted EBITDA, a non-GAAP measure, increased 110.2% to $28.1 million, or 27.5% of value-added sales, for the first quarter of 2016. This compares to $13.4 million, or 16.3% of value-added sales, in the first quarter of 2015. See “Non-GAAP Financial Measures” below and the reconciliation of net income to adjusted EBITDA in this press release.

Financial Position and Cash Flow

The Company reported net cash provided by operating activities of $16.0 million for the first quarter of 2016, compared to net cash used by operating activities of $1.0 million in the same period last year. The improvement resulted primarily from improved net earnings and lower working capital aided by reduced cost for aluminum.

During the first quarter of 2016, the Company paid a quarterly dividend payment of $0.18 per share. In addition, the Company repurchased 672,483 shares for a total of $11.9 million, a portion of which completed the former $30.0 million stock repurchase program with the remainder coming from the most recently approved $50.0 million stock repurchase program. Fiscal year to date through April 26, 2016, the Company repurchased 712,039 shares for a total of $12.8 million.

2016 Outlook

Based on current economic trends and industry outlook, Superior reaffirms its 2016 outlook provided on April 19, 2016.

•	Superior expects value-added sales to be in the range of $380 million to $395 million, driven by unit shipment growth of approximately 3% to 6% and favorable product mix. Value-added sales are defined as net sales less pass-through charges, primarily for the value of aluminum.

•	Adjusted EBITDA margin as a percentage of value-added sales is expected to be in the range of 24.1% to 24.8%, an increase of 300 basis points to 370 basis points year-over-year.

•	Working capital is expected to be a net source of funds.

•	Capital expenditures are expected to be approximately $40 million.

•	The effective tax rate is expected to be in the 25% to 27% range.

•	Net sales are expected to be in the range of $690 million to $710 million and reflective of a lower assumption for aluminum prices as compared to the Company’s full year 2016 outlook provided on January 14, 2016. Net sales include the value of aluminum and outsourced process costs passed through to customers. As a percentage of net sales, adjusted EBITDA margin is expected to be in the range of 13.3% to 13.8%, an increase of 285 basis points to 335 basis points year-over-year.

The Company’s outlook is based on IHS projections, which continue to expect North American Light Vehicle production to increase by approximately 4% to 18.2 million units in 2016.

Mr. Stebbins concluded, “Looking ahead, we are confident in our ability to achieve our short-term 2016 objectives, as we continue to execute on our strategic initiatives, driving higher levels of operating efficiency throughout our business on solid unit volume growth, while positioning the Company for long-term value creation for our shareholders.”

Preliminary Results of 2016 Annual Meeting

Based on a preliminary vote count provided by Superior’s proxy solicitor, all eight of Superior’s director nominees; Michael R. Bruynesteyn, Margaret S. Dano, Jack A. Hockema, Paul J. Humphries, James S. McElya, Timothy C. McQuay, Donald J. Stebbins and Francisco S. Uranga, were re-elected to Superior’s Board of Directors at the 2016 Annual Meeting of Shareholders held yesterday. Superior’s nominees received overwhelming support from shareholders at the meeting where 90% of Superior’s approximately 25.2 million outstanding shares were represented. Final certified voting results are expected to be made publicly available later this week. The final tabulation of results will be completed by the independent tabulation and voting certification firm IVS Associates, Inc., which served as the Independent Inspector of Elections.

In addition, all other items of business conducted at the Annual Meeting were either ratified or approved. Further details regarding the results of the 2016 Annual Meeting of Shareholders will be contained in a Current Report on Form 8-K that Superior will be subsequently filing with the Securities and Exchange Commission (“SEC”) following receipt of the final voting results. This filing will be available on the SEC’s web site at www.sec.gov. Copies will also be available on the Investor Relations section of Superior’s website at www.supind.com.

Conference Call

Superior will host a conference call beginning at 8:30 AM ET on Wednesday, April 27th, 2016. The conference call may be accessed by dialing 866-249-6463 and using the required pass code 1804611. The live conference call can also be accessed by logging into the Company’s website at www.supind.com. Interested parties are invited to listen to the webcast. In addition, a presentation will be posted on the Company’s website and referred to during the conference call. The webcast replay will be available at the same Internet address approximately one hour after the conclusion of the conference call and will be archived for approximately one year.

During the conference call, the Company’s management plans to review operating results and discuss other financial and operating matters. In addition, management may disclose material information in response to questions posed by participants during the call.

About Superior Industries

Headquartered in Southfield, Michigan, Superior is the largest manufacturer of aluminum wheels for passenger cars and light-duty vehicles in North America. From its plants in the U.S. and Mexico, the Company supplies aluminum wheels to the original equipment market. Major customers include BMW, FCA, Ford, General Motors, Mazda, Nissan, Subaru, Tesla, Toyota and Volkswagen. For more information, visit www.supind.com.

Non-GAAP Financial Information

In addition to the results reported in accordance with GAAP included throughout this earnings release, this release refers to “Adjusted EBITDA,” which we have defined as earnings before interest, income taxes, depreciation, amortization, restructuring charges and plant closure costs and impairments of long-lived assets and investments and “Value-Added Sales,” which we define as net sales less pass-through charges primarily for the value of aluminum.” Adjusted EBITDA as a percentage of value-added sales is a key measure that is not calculated according to GAAP. Adjusted EBITDA as a percentage of value-added sales is defined as Adjusted EBITDA divided by value-added sales. See the Non-GAAP Financial Measures section of this annual report for a reconciliation of Adjusted EBITDA and value-added sales.

Management believes the non-GAAP financial measures used in this press release are useful to management and may be useful to investors in their analysis of the Company’s financial position and results of operations. Further, management uses these non-GAAP financial measures for planning and forecasting future periods. This non-GAAP financial information is provided as additional information for investors and is not in accordance with or an alternative to GAAP. These non-GAAP measures may be different from similar measures used by other companies.

For reconciliations of Adjusted EBITDA and Value-Added Sales to the most directly comparable financial measures calculated and presented in accordance with GAAP, see the attached supplemental data pages which, together with this press release, have been posted on the Company’s website through the “Investors” link at www.supind.com.

We have not quantitatively reconciled differences between Valued-Added Sales, EBITDA and EBITDA margins, as well as their corresponding GAAP measures, presented in our 2016 Outlook, due to the inherent uncertainty regarding variables affecting the comparison of these forward-looking measures. The magnitude of these differences, however, may be significant.

Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and can generally be identified by the use of future dates or words such as “may,” “should,” “could,” “will,” “expects,” “seeks to,” “anticipates,” “plans,” “believes,” “estimates,” “intends,” “predicts,” “projects,” “potential” or “continue” or the negative of such terms and other comparable terminology. These statements also include, but are not limited to, the 2016 outlook and projections for reported net sales, value-added sales, adjusted EBITDA and adjusted EBITDA margin, income before income taxes, net income, the effective tax rate, capital expenditures and the change in working capital, and the Company’s strategic and operational initiatives, and are based on current expectations, estimates, and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, risks, and uncertainties discussed in the Company’s Securities and Exchange Commission filings and reports, including the Company’s Annual Report on Form 10-K and our reports from time to time filed with the Securities and Exchange Commission. You are cautioned not to unduly rely on such forward looking statements when evaluating the information presented in this press release. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

(Financial Tables Follow)

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

Condensed Consolidated Statements of Operations (Unaudited)

(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended
	March 27, 2016	March 29, 2015
Net Sales	$186,065	$173,729
Cost of Sales	158,320	160,635
Restructuring costs	30	1,872

	158,350	162,507

Gross Profit	27,715	11,222
Selling, General and Administrative Expenses	8,993	7,553

Income From Operations	18,722	3,669
Interest Income (Expense), net	32	85
Other Income (Expense), net	268	(182)

Income Before Income Taxes	19,022	3,572
Income Tax Provision	(4,558)	762

Net Income	$14,464	$4,334

Earnings Per Share:
Basic	$0.56	$0.16
Diluted	$0.56	$0.16
Weighted Average and Equivalent Shares Outstanding for Income Per Share (in Thousands):
Basic	25,603	26,860
Diluted	25,644	26,951

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

Condensed Consolidated Balance Sheets (Unaudited)

(Dollars in Thousands)

	March 27, 2016	December 27, 2015
Current Assets	$248,120	$245,820
Property, Plant and Equipment, net	230,406	234,646
Investments and Other Assets	61,498	59,463

Total Assets	$540,024	$539,929

Current Liabilities	$73,457	$73,862
Long-Term Liabilities	54,758	52,155
Shareholders’ Equity	411,809	413,912

Total Liabilities and Shareholders’ Equity	$540,024	$539,929

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

Non-GAAP Financial Measures

(Dollars in Thousands)

Value-Added Sales	Three Months Ended
	March 27, 2016	March 29, 2015
Net Sales	$186,065	$173,729
Less:
Aluminum value and outside service providers	(83,726)	(91,466)

Value-added sales	$102,339	$82,263

Value-added sales is a key measure that is not calculated according to GAAP. Value-added sales represent net sales less the value of aluminum and services provided by OSP’s that are included in net sales. Arrangements with our customers allow us to pass on changes in aluminum prices and OSP costs; therefore, fluctuations in underlying aluminum price and the use of OSP’s generally do not directly impact our profitability. Accordingly, value-added sales is worthy of being highlighted for the benefit of users of our financial statements. Our intent is to allow users of the financial statements to consider our net sales information both with and without the aluminum and OSP cost components thereof.

Adjusted EBITDA	Three Months Ended
	March 27, 2016	March 29, 2015
Net Income	$14,464	$4,334
Adjusting Items:
- Interest (income), net	(32)	(85)
- Income tax provision (benefit)	4,558	(762)
- Depreciation	8,643	8,528
- Closure costs (excluding accelerated depreciation)	469	1,355

	13,638	9,036

Adjusted EBITDA	$28,102	$13,370

Adjusted EBITDA is a key measure that is not calculated according to GAAP. Adjusted EBITDA is defined as earnings before interest income and expense, income taxes, depreciation, amortization, restructuring charges and other closure costs and impairments of long-lived assets and investments. We use Adjusted EBITDA as an important indicator of the operating performance of our business. Adjusted EBITDA is used in our internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors and evaluating short-term and long-term operating trends in our operations. We believe the Adjusted EBITDA financial measure assists in providing a more complete understanding of our underlying operational measures to manage our business, to evaluate our performance compared to prior periods and the marketplace, and to establish operational goals. Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies.

Contacts:

Investor Relations Line:

(248) 234-7104

Superior Industries

Troy Ford

www.supind.com

FTI Consulting

Effie Veres

(212) 850-5676

effie.veres@fticonsulting.com